Pricing Supplement dated June 22, 1997                            Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                         File No. 33-62601

                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes




                                         Annual                                         Annual
                         Interest      Percentage                      Interest       Percentage
                           Rate           Yield                          Rate            Yield
 Maturity               Per Annum        (APY)*      Maturity          Per Annum        (APY)*
 --------               ---------    ---------       --------          ---------        -----
 91 Days                  5.83%           6.00%      One Year            6.72%           6.95%
 Six Months               6.16%           6.35%      Two Years           6.95%           7.20%
 Eighteen Months          6.81%           7.05%      Four Years          7.28%           7.55%
 Thirty Months            7.09%           7.35%      Five Years          7.42%           7.70%





--------------------

* Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.